Exhibit 10.5

FENDER MUSICAL INSTRUMENTS CORPORATION 1997 STOCK OPTION PLAN

FENDER MUSICAL INSTRUMENTS CORPORATION

1997 STOCK OPTION PLAN

(Effective as of March 1,1997)

-i-

FENDER MUSICAL INSTRUMENTS CORPORATION

1997 STOCK OPTION PLAN

1.	ESTABLISHMENT AND PURPOSE

1.1.	Purpose.

The Fender Musical Instruments Corporation Stock Option Plan is hereby established effective as of March 1, 1997 by Fender Musical Instruments Corporation. The purpose of the Plan is to promote the overall financial objectives of the Company (as defined herein) and its stockholders by motivating those persons selected to participate in the Plan to achieve long-term growth in stockholder equity in the Company by retaining the association of those individuals who are instrumental in achieving this growth.

2.	DEFINITIONS

The following sections of this Section 2 provide basic definitions of terms used throughout the Plan, and whenever used herein in the capitalized form, except as otherwise expressly provided, the terms shall be deemed to have the following meanings:

“Affiliate” means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“Change of Control” means and shall be deemed to have occurred on: (a) the date of the first to occur of any of the following: (i) any reorganization, consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company’s outstanding securities having the right to vote in the election of directors would be converted into cash, securities or other property, unless, following such reorganization, merger or consolidation; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than to a corporation with respect to which following the sale or other disposition a majority of the voting power of the then outstanding securities having a right to vote generally in the election of directors of the acquiring entity is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were beneficial owners of the securities having a right to vote generally in the election of directors of the Company; or (b) on the date any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (“Person”) (other than (A) the Company or a person acquiring securities from the Company, (B) a person who is a party to the Voting Agreement or a group with respect to which at least 75% of the voting power of the securities held by such group is beneficially owned by persons who are parties to the Voting Agreement, (C) a person or group including Participant or with whom or with which Participant is affiliated, (D) any employee benefit plan maintained by the Company or (E) any corporation pursuant to a reorganization, merger or consolidation, if following such reorganization, merger or consolidation, the conditions described in clauses (i)(A) and (B) of Section 2(a)(l) are satisfied) shall become the beneficial owner (within the meaning of Rule 13(d)-3 under the Exchange Act) of securities of the Company representing a majority of the combined voting power of the Company’s then outstanding securities having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise.

“Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and any subsequent Internal Revenue Code. If there is a subsequent Internal Revenue Code, any references herein to Internal Revenue Code sections shall be deemed to refer to comparable sections of any subsequent Internal Revenue Code.

“Committee” means the person or persons appointed by the Board of Directors to administer the Plan.

“Common Stock” means shares of the Class A Common Stock of the Company, $.01 par value per share (“Class A Common Stock”), and the Class B Non-voting Common Stock of the Company, $.01 par value per share (“Class B Common Stock”), whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described in Section 7.3; provided, that all shares of Common Stock issuable upon exercise of the Options issued pursuant to this Plan shall be Class B Common Stock. All shares of Class B, Common Stock shall be automatically converted into shares of Class A Common Stock and all Options shall be automatically exerciseable for Class A Common Stock upon the effective date of a registration statement under the Securities Act pursuant to which shares of Common Stock shall be offered for sale in an underwritten offering. All references herein to “Common Stock” shall refer to the Class A Common Stock and the Class B Common Stock, as applicable.

“Company” means Fender Musical Instruments Corporation and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated, any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means the value determined on the basis of the good faith determination of the Committee pursuant to the applicable method described in Section 4.7, provided that if any regulation or ruling applicable to Incentive Stock Options adopted by the United States Department of the Treasury specifies or requires another method, then the Fair Market Value shall be determined by the Committee consistent with such regulation or ruling.

“Incentive Stock Option” means an option to purchase Class B Common Stock in the Company within the meaning of Section 422 of the Code and the Treasury Regulations thereunder.

“NASDAQ” means National Association of Securities Dealers Automated Quotation system.

“Nonqualified Stock Option” means an option to purchase Class B Common Stock in the Company granted under the Plan other than an Incentive Stock Option.

“Option” means, unless the context indicates otherwise, both a Nonqualified Stock Option and an Incentive Stock Option.

“Option Price” means the price at which the Company’s Class B Common Stock may be purchased under an Option as provided in Section 5.3.

“Participant” means an individual who satisfies the eligibility conditions of Article IV and to whom an Option has been granted by the Committee under the Plan, and in the event a Representative is appointed for a Participant, then the term “Participant” shall mean such appointed Representative, or successor Representative(s) appointed, as the case may be, provided that “Termination of Employment” shall mean the Termination of Employment of the Participant.

“Plan” means the Fender Musical Instruments Corporation 1997 Stock Option Plan, as herein set forth and as may be amended from time to time.

“Representative” means (a) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had his primary residence at the date of the Participant’s death, (b) the person or entity acting as the guardian or temporary guardian of a Participant and/or (c) the person or entity which is the beneficiary of the Participant upon or following the Participant’s death.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated pursuant thereto.

“Stock Option Agreement” means an agreement entered into between a Participant and the Company under Section 5.1.

“Stockholders’ Agreement” shall mean the Second Amended and Restated Stockholders’ Agreement, dated as of January 16, 1995, as amended, among the Company and the owners of Common Stock who are parties thereto, as the same may be amended from time to time in accordance therewith.

“Termination of Employment” means the latest date on which a Participant ceases, for whatever reason, to be an officer, director or employee of the Company or any Affiliate of the Company. With respect to an independent contractor, a Termination of Employment shall mean the termination of the engagement of the independent contractor by the Company or an Affiliate for whatever reason, except as otherwise provided in a Stock Option Agreement. For determining whether and when a Participant has incurred a Termination of Employment for cause, “cause” shall mean any act or omission which permits the Company to terminate the employment agreement or arrangement between the Participant and the Company or an Affiliate for cause as defined in such agreement or arrangement, or in the event there is no such employment agreement or arrangement or the agreement or arrangement does not define the term “cause,” then “cause” shall mean (a) any act or omission of a criminal nature, the result of which is detrimental to the interests of the Company or an Affiliate; (b) the material breach of a fiduciary duty owing to the Company, including without limitation, fraud and embezzlement; or (c) conduct or the omission of conduct on the part of the Participant which constitutes a material breach of any statutory or common-law duty of loyalty to the Company or its Affiliate.

“Transfer” means any sale, gift, assignment, distribution, conveyance, pledge, hypothecation, encumbrance or other transfer of title, whether by operation of law or otherwise.

“Treasury Regulations” means the final and temporary regulations of the United States Department of the Treasury interpreting the Code as set forth in the Code of Federal Regulations, from time to time.

“Voting Agreement” means that certain Voting Rights Agreement dated as of February 1,1995, as the same may be amended or supplemented from time to time.

3.	ADMINISTRATION

3.1.	Committee Structure and Authority.

The Plan shall be administered by the Board or the Committee; provided, that with respect to any proposed grants of Options hereunder that would include members of the Committee as Participants in such grants, the powers of the Committee shall be exercised by the Board. Any Committee shall be comprised of two or more members appointed by the Board, each of whom shall be a “Non-Employee Director,” as that term is defined in Rule 16b-3(b)(3) of the Exchange Act. If comprised of more than one person, a majority of the Committee shall constitute a quorum at any meeting thereof (including telephone conference), and the acts of a majority of the members present, or acts unanimously approved in writing by the entire Committee without a meeting, shall be the acts of the Committee. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and, if possible, the affected member. Any member of the Committee may resign upon notice to the chief executive officer of the Company or to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines. Subject to the provisions of this Plan, the Committee shall have full and final authority in its discretion to:

(a) approve any transaction involving a grant, award or other acquisition of Common Stock from the Company pursuant to the Plan as necessary to exempt such transaction from Section 16(b) of the Exchange Act in accordance with Rule 16b-3 thereof;

(b) determine from time to time those individuals who shall be Participants;

(c) determine the Option Price;

(d) determine the number of shares of Common Stock subject to each Option;

(e) determine whether an Option is an Incentive Stock Option or a Nonqualified Stock Option, and identify the Option accordingly in the Stock Option Agreement;

(f) determine, subject to the Plan, the time or times and the manner when each Option shall be exercisable and the duration of the exercise period;

(g) provide for the acceleration of the right to exercise an Option (or portion thereof);

(h) prescribe additional terms, conditions and restrictions in the Stock Option Agreement and to provide for the forms of Stock Option Agreement to be utilized in connection with this Plan;

(i) determine whether a Participant is disabled;

(j) determine what requirements under the Securities Act and the Exchange Act, if any, are applicable to the Plan, Options, and the issuance of shares of Common Stock hereunder, and request of a Participant that appropriate action be taken;

(k) cancel, with the consent of the holder or as otherwise provided in the Plan or a Stock Option Agreement, outstanding Options;

(1) require as a condition of the exercise of an Option or the issuance or transfer of a certificate for shares of Common Stock, the withholding from a Participant the amount of any federal, state or local taxes as may be necessary;

(m) determine whether and for what reason a Participant has incurred a Termination of Employment;

(n) treat all or any portion of any period during which a Participant is on an approved leave of absence as a period of employment for purposes of accrual of his rights under an Option;

(o) determine whether the Company or any other person has a right or obligation to purchase Common Stock from a Participant and, if so, the terms and conditions on which such Common Stock is to be purchased;

(p) to determine the restrictions or limitations on the Transfer of Common Stock;

(q) determine whether an Option is to be adjusted, modified or purchased, or is to become fully exercisable, under Section 7.3 or the terms of a Stock Option Agreement;

(r) adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan;

(s) appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties;

(t) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Stock Option Agreement relating to an Option, in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan; and

(u) construe and interpret this Plan and any Stock Option Agreement and make all other determinations and take all other actions deemed necessary or advisable for the administration of this Plan.

In the absence of the appointment of a Committee, the Board shall be the Committee. In the event the Board (or some portion thereof) is the Committee, it shall act only by the majority thereof. The Committee shall keep minutes of its meetings. The Board, but not the Committee, may designate in writing as not eligible to participate in the Plan any person who would otherwise be eligible to participate in the Plan. In any action by the Board, any director who may be subject of a grant or whose eligibility to participate in the Plan is to be considered by the Board shall recuse himself from participating in the Board’s consideration of such matter.

4.	ELIGIBILITY: STOCK PROVISIONS

4.1.	Eligibility.

Except as herein provided, the individuals who shall be eligible to participate in Plan and be granted Options shall be those individuals who are officers, directors, employees or independent contractors of the Company or any Affiliate thereof who shall be in a position, in the opinion of the Committee, to make the most significant contributions to the growth, management, protection and success of the Company and its Affiliates. Of those individuals described in the preceding sentence, the Committee shall, from time to time, in its sole discretion, select those individuals who are to be granted Options and shall determine the terms and conditions with respect thereto. In making this selection and in determining the form of the Option, the Committee may give consideration to the functions and responsibilities of the respective individual, the present and potential contributions of such individual to the Company and its Affiliates, the value of the individual’s service to the Company and its Affiliates and such other factors deemed relevant by the Committee. Only an individual who is an employee of the Company, any parent corporation of the Company or a subsidiary (as each such term is defined in Section 424 of the Code) on the date of grant shall be eligible to be granted an Option which is intended to be and is an Incentive Stock Option.

4.2.	Number of Shares Subject to the Plan.

The stock subject to the Options granted under this Plan shall be the Company’s Class B Common Stock. Unless otherwise amended by the Board and approved by the stockholders of the Company, a maximum number of 22,000 shares of Class B Common Stock of the Company (or such number as may result following any adjustment pursuant to Section 7.3) shall be reserved and available for Options granted under the Plan. The shares issued with respect to Options under the Plan may be authorized and unissued shares, or shares issued and reacquired by the Company.

4.3.	Release of Shares.

If any Option granted hereunder shall be canceled, forfeited, expire or terminate for any reason without having been exercised or realized in full, any shares of Common Stock then remaining subject to such Option shall again be available and may thereafter be granted or otherwise applied under this Plan. If any shares of Common Stock are reacquired by the Company pursuant to Section 5.6 or Section 7.4, such shares shall again be available and may thereafter be subject to additional Options granted under the Plan.

4.4.	Restrictions on Shares.

Shares of Common Stock issued upon exercise of an Option shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in any Stock Option Agreement. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (a) the listing of such shares on any stock exchange (or other public market) on which the Common Stock may then be listed (or regularly traded), if applicable, (b) the completion of any registration or qualification of such shares under federal or state law, or any ruling or regulation of any government body which the Committee, in its sole discretion, determines to be necessary or advisable, and (c) the tendering to the Company of such documents and/or payments as the Committee may deem necessary to satisfy any applicable tax withholding obligation. The Company may cause any certificate for any share of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on

Transfer of such Common Stock as provided in this Plan or as the Committee may otherwise require. Fractional shares shall not be delivered but shall be rounded to the next lower whole number of shares, and the total amount due from the Participant upon the exercise of such Option shall be reduced appropriately.

4.5.	Stockholder Rights.

No person shall have any rights of a stockholder as to shares of Common Stock subject to an Option until, after proper exercise of the Option or other action required, such shares shall have been recorded on the Company’s official stockholder records as having been issued or transferred. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred in the Company’s official stockholder records, except as provided in Section 7.3.

4.6.	Listing and Registration of Shares

If at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of any of the shares of Common Stock subject to Options under the Plan upon any securities exchange or under any state or federal law, or the consent of approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the purchase or issue of shares thereunder, no outstanding Options, the exercise of which would result in the purchase or issuance of shares, may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Board of Directors may require any person exercising an Option to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable law and shall have the authority to cause the Company at its expense to take any action related to the Plan which may be required in connection with such listing, registration, qualification, consent or approval.

4.7.	Valuation of Common Stock

If and when the Fair Market Value of Common Stock shall be required to be determined, it shall be determined in accordance with the following provisions, as applicable:

(a) if, on the relevant date, the Common Stock is traded on a national or regional securities exchange, on the basis of the closing sale price on the principal securities exchange on which the Common Stock may then be traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

(b) if, on the relevant date, the Common Stock is not listed on any securities exchange, but is publicly traded and reported on the National Association of Securities Dealers Automated Quotation

(“NASDAQ”) system, on the basis of the closing sale price of the Common Stock on such date (or, in the event that the Common Stock is not traded on such date, on the last previous day on which a sale was reported) or, if such price is not reported, the mean of the bid and asked price per share of the Common Stock as reported by NASDAQ, on the basis of the mean between the closing bid and asked quotations in the over-the-counter market as reported by NASDAQ on the last previous day such bid and asked price was quoted; and

(c) if, on the relevant date, the Common Stock is not publicly traded as described in (a) or (b), Fair Market Value shall be equal to “Fair Value” as defined in and calculated in accordance with the Stockholders’ Agreement.

No adjustment in the Fair Market Value of any shares of Class B Common Stock shall be made to reflect the lack of marketability or lack of voting rights of such shares at the time of such determination.

5.	OPTION PROVISIONS

5.1.	Stock Option Award.

The Committee shall have authority to grant Options under the Plan at any time or from time to time to a Participant for such number of shares of Common Stock as the Committee may determine, or as may be directed by the Board through its formal actions. Options granted under the Plan may be either Incentive Stock Options or Nonqualified Stock Options. An Option shall entitle the Participant to receive shares of Common Stock upon exercise of such Option, subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or a Stock Option Agreement, including without limitation, payment of the Option Price. Each Option granted under this Plan shall be evidenced by a Stock Option Agreement, in a form approved by the Committee, which shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in this Plan and to such other terms and conditions as the Committee may deem appropriate. The grant and exercise of Options hereunder shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. No Option which is intended to be an Incentive Stock Option (a) shall be granted more than 10 years from the date the Plan is adopted by the Company or the date the Plan is approved by the stockholders of the Company, whichever is earlier or (b) shall provide that the aggregate “fair market value” (as defined in Section 422 of the Code) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under the Plan or any other plan of the Company or its Affiliates) exceeds $100,000.

5.2.	Option Period.

Each Stock Option Agreement shall specify the period for which the Option thereunder is granted, which shall be determined by the Committee. In the case of an Incentive Stock Option, the exercise period shall not exceed 10 years from the date of grant or 5 years in the case of an individual who owns more than 10% of the combined voting power of all classes of stock of the Company, a corporation which is a parent corporation of the Company or any subsidiary (each as defined in Section 424 of the Code), and in the case of a Nonqualified Stock Option, the exercise period shall not exceed 20 years from the date of grant, and the Stock Option Agreement shall provide that the Option shall expire at the end of such period. Each Option not exercised shall terminate at the end of its term if not earlier terminated as herein provided.

5.3.	Option Price.

Subject to the limits stated herein, the Option Price per share at which shares of Common Stock may be acquired upon exercise of an Option shall be determined by the Committee. If such Option is intended to qualify as an Incentive Stock Option, the Option Price shall be not less than the Fair Market Value per share on the date the Option is granted, or where granted to an individual who owns or who is deemed to own stock possessing more than 10% of the combined voting power of all classes of stock of the Company, a corporation which is a parent corporation of the Company or any subsidiary (each as defined in section 424 of the Code), not less than 110% of such Fair Market Value per share.

5.4.	Exercise of Options.

Each Option shall be exercisable only during the option period determined by the Committee in accordance with the terms of the Plan, the Stock Option Agreement, which may prescribe for the exercise of any Option in installments or pursuant to a schedule under which a Participant accrues the right to exercise an Option only upon the completion of a period of service or the satisfaction of other conditions, and the Participant may purchase the total (or some fraction thereof) number of shares of Common Stock subject thereto; provided that if the Participant shall not in any given installment period purchase all of the shares of Common Stock which he is entitled to purchase in such installment period, his right to purchase any shares not purchased in such installment period, except to the extent his Stock Option Agreement provides otherwise, shall continue until the expiration or sooner termination of his Option. In order to exercise an Option, a Participant shall give written notice of the number of shares of Common Stock to be acquired and make such other arrangements with the Secretary of the Company as are acceptable to the Secretary to satisfy any federal, state and local tax withholding obligations and to satisfy the Participant’s payment obligation under the Plan and the Stock Option Agreement. Such notice shall be sent or delivered to the Secretary of the Company at the following address: 7975 North Hayden Road, Scottsdale, Arizona 85258 (or any office which is otherwise designated as the office to which such notice is to be given).

5.5.	Cancellation of Options.

Except as otherwise provided in a Stock Option Agreement, an Option shall cease to be exercisable on or after the first to occur of (a) the expiration of the term of the Option as provided in Section 5.2, (b) the expiration of 90 days following the date of the Participant’s Termination of Employment if such termination is other than for cause or death and (c) the expiration of 180 days following the date of the appointment of a Representative for the estate of the Participant if the Participant’s Termination of Employment is due to death. Unless otherwise expressly provided in a Stock Option Agreement, in the event the Participant incurs a Termination of Employment for cause, the Option shall be automatically canceled effective the date of the Termination of Employment without notice to the Participant.

5.6.	Payment of Purchase Price Upon Exercise.

Except as otherwise provided in a Stock Option Agreement, the Option Price of the shares of Common Stock as to which an Option shall be exercised shall be paid to the Company at the time of exercise, which payment shall be made (a) in cash; or (b) if a registration statement pursuant to the Securities Act has been declared effective respecting the Common Stock, by delivery (actual or constructive) of Common Stock owned by the participant having a total Fair Market Value on the date of such delivery equal to the Option rice (or a combination of cash and shares of Common Stock owned by the Participant). The Company shall not issue or transfer Common Stock upon exercise of an Option until the Option Price is paid in full.

5.7.	Assignability.

(a) Non-Qualified Stock Options may be the subject of a Transfer by a Participant to such Participant’s parents, spouse or descendants or to any trust for the benefit of the foregoing or to a custodian under a uniform gifts to minors act or similar statute for the benefit of any of the Participant’s descendants or to any corporation, partnership, limited liability company or similar entity all of the record and beneficial owners of which are permitted transferees hereunder. Any Transfer of a Non-Qualified Stock Option shall not be permitted or valid unless and until the transferee agrees to be bound by the provisions of the Plan, including, without limitation, Sections 6.1 and 6.2 and any provision respecting Common Stock under the Stock Option Agreement of the Participant in the same manner and to the same extent as the Participant was bound thereby.

(b) Incentive Stock Options shall not be transferable by the Participant to any person, other than by will or the laws of descent and distribution.

6.	PROVISIONS APPLICABLE TO STOCK ACQUIRED UNDER THE PLAN

6.1.	Stockholders’ Agreement: Transfer of Shares.

All shares of Common Stock received pursuant to the exercise of an Option shall be subject to the terms of the Stockholders’ Agreement and shall only be subject to Transfer in accordance therewith and herewith. All Participants by their acceptance of a Stock Option exercisable for Common Stock and their execution of a Stock Option Agreement relating thereto agree to be bound by and subject to the Stockholders’ Agreement, and the terms and conditions of the Stockholders’ Agreement shall be deemed to be incorporated by reference into each Stock Option Agreement executed pursuant hereto.

6.2.	Limited Transfer During Offering.

In the event there is an effective registration statement under the Securities Act pursuant to which shares of Common Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the 7 days prior to, and 180 day period beginning on, the effective date of such registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering have otherwise agreed, effect any public sale or distribution of shares received directly or indirectly pursuant to an exercise of an Option.

6.3.	No Company Obligation.

The Company shall have no duty or obligation to affirmatively disclose to a record or beneficial holder of Common Stock or an Option, and such holder shall have no right to be advised of, any material information regarding the Company or an Affiliate at any time prior to, upon or in connection with the Company’s issuance or purchase of Common Stock or an Option to or from such holder in accordance with the terms hereof

6.4.	Committee Discretion.

The Committee may in its sole discretion include in any Stock Option Agreement an obligation that the Company purchase a Participant’s shares of Common Stock received upon the exercise of an Option (including the repurchase of any unexercised Options which have not expired), or may obligate a Participant to sell shares of Common Stock received upon the exercise of an Option (including any unexercised Options which have not expired) to the Company upon such terms and conditions as the Committee may determine and set forth in a Stock Option Agreement. The provisions of this Section 6 shall be construed by the Committee in its sole discretion, and shall be subject to such other terms and conditions as the Committee may from time to time determine.

7.	GENERAL PROVISIONS APPLICABLE TO THE PLAN

7.1.	Termination of Plan.

This Plan shall terminate on January 15, 2007 or at such earlier time as the Board may determine, and no Options shall be granted under the Plan after that date. Any Options outstanding under the Plan at the time of its termination shall remain in effect until they shall have been exercised, expired or otherwise canceled, settled or terminated as provided herein or in the Stock Option Agreement, and such outstanding Options shall not be affected by such termination of the Plan. The provisions of the Plan in respect to the full and final authority of the Committee under the Plan, other than the authority to grant Options, and in respect of a Participant’s obligations respecting shares of Common Stock received pursuant to the exercise of an Option (including, without limitation, Section 6), shall continue notwithstanding the termination of the Plan.

7.2.	Investment Representation.

In the event the disposition of Common Stock acquired upon the exercise of any Option is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, the Common Stock so acquired shall be restricted against Transfer to the extent required by the Securities Act or regulations thereunder, and each Stock Option Agreement shall contain a requirement that, upon demand by the Company for such representation, the individual exercising an Option shall state in writing, as a condition precedent to each exercise of the Option, in whole or in part, that the Common Stock acquired by such exercise is acquired for investment only and not for resale or with a view to distribution. The Committee may set forth in a Stock Option Agreement such other terms and conditions relating to the registration or qualification of the Common Stock under federal or state securities laws as it desires, including, in its discretion, the imposition of an obligation on the Company to cause the Common Stock issued to a Participant to be registered under the Securities Act.

7.3.	Effect of Certain Changes.

(a) Anti-Dilution. If there is any change in the outstanding shares of Common Stock by reason of the declaration of stock dividends, or recapitalization resulting in stock splits, or combinations or exchanges of such shares, or recapitalizations, mergers, consolidations, reorganizations, rights offerings, share offerings, exchanges or similar events, the number of shares of Common Stock available for Options and subject to the Plan, the number of such shares covered by outstanding Options, and the Option Price per share shall be proportionately adjusted by the Committee or the Board to reflect such changes. Appropriate adjustments may also be made by the Committee or the Board in terms of any Options on an equitable basis.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company (other than as a result of an event described in Section 7.3(c)) or in the event of any corporate separation or division, including without limitation, a split-up, a split-off or a spin-off, all Options shall be exercisable at the then Option Price solely for the kind and amount of shares of stock and other securities, property, cash, other consideration or any combination thereof receivable upon such dissolution, liquidation, or corporate separation or division by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division; provided, that each Option granted under the Plan may terminate as of a date to be fixed by the Committee, provided that not less than 30 days written notice of the date so fixed shall be given to each Participant, who shall have the right, during the period of 30 days preceding such termination, to exercise all Options. The Committee shall waive any limitations set forth in or imposed pursuant to the terms and conditions of the Plan or a Stock Option Agreement so that all Options, from and after a date prior to the effective date of such dissolution or liquidation of the Company or a corporate separation or division, as the case may be, as specified by the Committee, shall be exercisable in full

(c) Merger. If the Company is a party to a merger or consolidation and the Company’s shareholders immediately prior to such merger or consolidation are not the beneficial owners, directly or indirectly, of securities representing more than 20% of the combined voting power or value of the equity interests of the merged or resulting entity, or if the Company sells or otherwise disposes of substantially all of its assets to another entity while unexercised Options remain outstanding under the Plan and the Company’s stockholders immediately prior to such sale of assets are not the beneficial owners, directly or indirectly, of securities representing more than 20% of the combined voting power or value of the equity interests of the entity which purchased the assets, then (1) subject to the provisions of clauses (2), and (3) below, effective with the date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of shares of Common Stock, shares of such stock or other securities, property, cash, other consideration or any combination thereof receivable upon such merger, consolidation, or sale as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, or sale, except that all outstanding Options may be canceled as of the effective date of any such merger, consolidation, or sale, provided that not less than 30 days written notice of the date so fixed for such cancellation shall be given to each Participant; (2) the Committee or the Board may provide that any Option otherwise exercisable on the date of any such merger, consolidation, or sale may be purchased by the Company in an amount equal to the excess, if any, of the aggregate Fair Market Value per share of Common Stock subject to the Option (or portion thereof) over the aggregate Option Price of the shares subject to the Option (or portion thereof) which the Committee or the Board determines to purchase; or (3) the Company may provide for any combination of (1) and (2) above. For purposes of this Section 7.3(c), the aggregate Fair Market Value per share of Common Stock subject to the Option that the Committee or the Board determines to purchase shall be determined by the Committee or the Board, as applicable, by reference to the cash or fair market value, determined by the Committee or the Board, as applicable, of the securities, property or other consideration receivable pursuant to the merger, consolidation or sale described in this Section 7.3(c). The Committee or the Board shall waive any limitation set forth in or imposed pursuant to the terms and conditions of the Plan or a Stock Option Agreement so that all Options, from and after a date prior to the effective date of such merger, consolidation or sale, as the case may be, as specified by the Committee or the Board, as applicable, shall be exercisable in full. The provisions of this Section 7.3(c) shall be construed consistently with the terms or conditions of any regulation or ruling respecting the status of Incentive Stock Options and the receipt of cash or other consideration coincident with the cancellation of Incentive Stock Options.

(d) Purchase. If while Options remain outstanding under the Plan, any corporation, person or entity (other than the Company, any person controlled (directly or indirectly) by the Company, or any qualified plan maintained by the Company and described in Section 401 (a) of the Code) offers (an “Offer”) to purchase shares of the Company’s Common Stock pursuant to which purchases of 80% or more of the Company’s then outstanding shares of Common Stock are made, then from and after the date of the first purchases of Common Stock pursuant to such Offer the Committee shall waive any limitations set forth in or imposed pursuant to the terms and conditions of the Plan or a Stock Option Agreement so that all Options, from and after the date of such Offer shall be exercisable in full, provided the Committee or the Board may provide that all outstanding Options shall terminate as of a date to be fixed by the Committee or the Board, as applicable, provided, however, that not less than 30 days written notice of the date so fixed shall be given to each Participant, who shall have the right, during the period of 30 days preceding such termination, to exercise all Options as to all or part of the shares of Common Stock covered thereby; or the Committee or the Board may provide that all Options on the date of any such Offer may be purchased by the Company in an amount equal to the excess, if any, of the aggregate fair market value per share of the Common Stock subject to the Options (or portion thereof) over the aggregate Option Price of the shares subject to the Option (or portion thereof), which the Committee or the Board, as applicable, determines to purchase. For purposes of this Section 7.3(d), the aggregate Fair Market Value per share of the Common Stock subject to the Option that the Committee or the Board determines to purchase shall be determined by the Committee or the Board, as applicable, by reference to the cash or fair market value, determined by the Committee or the Board, as applicable, of the securities, property, cash, other consideration or any combination thereof receivable per share pursuant to the Offer. The aggregate Option Price of the Common Stock shall be determined by multiplying the number of such shares by the Option Price. An Option may be purchased pursuant to the provisions of this Section 7.3(d) only if and to the extent neither the Participant nor any affiliate of the Participant has any control respecting the Offer, and such purchase is within the 90 day period commencing with the first purchases pursuant to the Offer. The provisions of this Section 7.3(d) shall be construed consistently with the terms or conditions of any regulation or ruling respecting the status of Incentive Stock Options and the receipt of cash or other consideration coincident with the cancellation of Incentive Stock Options.

(e) Company as Surviving Entity. In case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change in the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee or the Board may provide that each Option then exercisable may be exercised solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash, other consideration or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of shares of Common Stock for which such Option might have been exercised.

(f) Change in the Common Stock. In the event of a change in the Common Stock of the Company as presently constituted, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

(g) Committee or Board Discretion. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(h) Limit of Rights. Except as expressly provided in this Section 7.3, the Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spinoff of assets or stock of another corporation, and any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate, sell or transfer all or part of its business or assets.

7.4.	Withholding.

Notwithstanding any other provisions hereof, as a condition of delivery of shares of Common Stock pursuant to the exercise of an Option, the Participant shall pay to the Company, or the Company may at its election withhold from any salary, stock to be issued to a Participant pursuant to the exercise of an option, or other payment due to the Participant, an amount sufficient to satisfy all present or estimated future federal, state and local withholding tax requirements related thereto. The Participant may satisfy any requirement under the Plan or a Stock Option Agreement with respect to the Company’s federal, state or local tax withholding obligation by requesting that the Committee withhold and not transfer or issue shares of Common Stock with a fair market value equal to such withholding obligation, otherwise issuable or transferable to him pursuant to the exercise of that portion of the Option. If an Optionee is issued shares of Common Stock without making the election described in this Section 7.4 and if the date on which the amount of tax withholding is determined is deferred until after the exercise date of the Option, the Committee may require as a condition to issuance of shares of Common Stock that the Optionee tender to the Company the proper number of shares of Common Stock to satisfy the withholding obligation on the date the tax withholding is determined. Any right or election of an Optionee under this Section 7.4 shall be subject to the approval of the Committee. The amount of required withholding shall, at the election of the Participant, be at a specified rate not less than the statutory minimum federal and state withholding rate applicable to the Participant and to the particular option exercise transaction.

8.	MISCELLANEOUS

8.1.	Indemnification of the Board and Committee.

In addition to such other rights of indemnification as they may have and to the extent permitted by law, the Company shall indemnify, defend and hold harmless the Board, the Committee, the members of the Committee, the officers of the Company, and any agent or representative selected by the Board or Committee (collectively “indemnified party”) against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or any threat thereof, or in connection with any appeal therein, to which they or any of them may be a party by reason of any act or omission in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such indemnified party is liable for gross negligence or gross misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit or proceeding the indemnified party may in writing elect to defend the same at its sole expense, and if such election is made, the Company shall have no further liability or obligations to the indemnified party under this Section 8.1. The provisions of this Section 8.1 shall in no way limit any other obligation or arrangements the Company may have with regard to indemnifying an indemnified party.

8.2.	Interpretation.

Whenever necessary or appropriate in this Plan and where the context so requires, the singular term and the related pronouns shall include the plural and the masculine and feminine gender.

8.3.	Governing Law.

The Plan shall be governed by the laws of the State of Delaware (other than its laws respecting choice of law).

8.4.	Validity.

If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

8.5.	Assignment.

This Plan shall inure to the benefit of and be binding upon the parties hereof, and their respective successors and permitted assigns.

8.6.	Captions.

The captions to this Plan are for convenience of reference only and in no way define, limit or describe the scope or the intent of this Plan or any part hereof, nor in any way affect this Plan or any part hereof.

8.7.	Amendments.

Except as provided herein, the Board of Directors may at anytime amend, waive, discharge or terminate the Plan. No amendment, waiver, discharge or termination of the Plan shall alter, impair, limit or terminate the rights of a Participant under the Plan or a Stock Option Agreement with respect to any previously granted Option or shares of Common Stock received with respect to such Option without the written consent of the Participant. Only with the prior written consent of the Participant, the Committee may modify, extend, replace or renew an outstanding Option or Stock Option Agreement, or accept the surrender of an Option and grant a new Option in substitution thereof.

8.8.	Entire Agreement.

As between the Company and any Participant, this Plan and the Stock Option Agreement executed by such Participant in accordance herewith constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and such Stock Option Agreement, the terms and conditions of this Plan shall control.

Executed and effective as of the date first written above.

FENDER MUSICAL INSTRUMENTS CORPORATION

By
Its	CHAIRMAN

Attest:

By
Its	Secretary